Exhibit 23.     Consent of Experts and Counsel


                       CONSENT OF INDEPENDENT ACCOUNTANTS




To The Board Of Directors and Stockholders of Helix Technology Corporation:


         We consent to the incorporation by reference in the registration statement of Helix Technology Corporation on Form S-8 (File No. 2-83974) of our reports dated February 6, 1998, on our audits of the consolidated financial statements and financial statement schedules of Helix Technology Corporation as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, which reports are included in this Annual Report on Form 10-K.



                                                 /s/ Coopers & Lybrand L.L.P.
                                                 -------------------------------
                                                     Coopers & Lybrand L.L.P.



Boston, Massachusetts
March 12, 1998